EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 2002, except Note 18 as to which the date is April 11, 2002, relating to the financial statements and financial statement schedule, which appears in CardioGenesis Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/   PricewaterhouseCoopers LLP
San Jose, California

May 10, 2002